Exhibit 10.26

Agreement on Tsingda Learning Center

Service Station

This Agreement was made by

Party A: Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

And

Party B:

Whereas

1. The objective of “Tsingda Learning Center” Program launched by Beijing Tsingda Century Investment Consultant of Education Co., Ltd. (“Party A”) is to provide online educational resources, products, and services to nationwide consumers with demand for learning through shops for online education and physical products.

2. Online products: including “Three-dimension Classroom, E-Smart Magic Cube”, “All-in-One Card for Learning Services”, “All-in-One Card for Psychological Assessment”, “All-in-One Card for Business Starting Training”, and “Learning Card for VIP Members”. Users may access to educational services like learning, assessment, exchanging, and service through log on to www.eee114.com with user name and password provided on the series products of “Tsingda Learning Center” purchased.

3. Physical products: including educational books, student articles, educational toys, and textbooks, etc. These products will be procured by Party A through a centralized mechanism. Agents may buy these products at their option. Also, these products will be promoted through the network of Party A.

4. Party A is fully in charge of the operation of www.eee114.com with the philosophy of “Full Commitment to Education; Professional Service for Education”.

5. ___________ (“Party B”), as a service station selected by Party A for “Tsingda Learning Center”, has the qualification and capacity for running “Tsingda Learning Center” service station.

General provisions

Article I. As per the provisions of “The Contract Law of the People’s Republic of China”, “The Copyright Law of the People’s Republic of China”, and “Regulations for the Protection of Computer Software” as well as other related laws, regulations, and policies, and on the basis of equality and mutual benefit, the Parties reached the following agreements on Party A’s selection of Party B as a service station related herein.

Scope of cooperation

Article II. Party A authorizes Party B as the service station for the territory specified herein. Party B shall be responsible for the market promotion of “Tsingda Learning Center” service station and related sales.

Term of cooperation and territory

Article III. The term of cooperation is twelve (12) months, from___________to___________. Party A authorizes Party B as a “Tsingda Learning Center” service station in___________for market promotion within the territory.

Rights and obligations of Party A

Article IV. Party A shall ensure normal function of end user system to ensure the end users can access to the internet contents and services provided by the product smoothly.

Article V. Party A shall be responsible for providing telephone consulting services to end users of “Tsingda Learning Center” series products.

Article VI. In case the end users cannot use the services provided by “Tsingda Learning Center” normally because of Party A’s technical or other problems (excluding force majeure), Party A shall resolve such problems with reasonable efforts.

Article VII. Party A has the right to set the price system. However, Party A shall inform Party B in writing fifteen (15) working days in advance for any change of price. Party A shall settle with Party B as per the original price system before the implementation of new price system, which takes effect after it is implemented.

Article VIII. Party A has the right to adjust curriculum according to market conditions.

Article IX. Party A is responsible for market promotion through national media. Party B may organize its own regional advertisement within the territory. Upon the request of Party B, Party A may provide Party B with advertorial samples or other related materials for market promotion.

Article X. Party A shall be responsible for preparing of “Tsingda Learning Center” products herein and the related fees and expenses. Design of the cards and related materials shall be decided by Party A.

Article XI. Party A shall be responsible for issuing a certificate of authorization with an effective term of twelve (12) months from the date of signing the Agreement to Party B to facilitate its implementation of the Agreement.

Article XII. Party A has the right to monitor channel management and coordination by Party B during the term of the Agreement as well as take corrective and punishing measures against operations violating the Agreement.

Rights and obligations of Party B

Article XIII. Party B shall as per the request of Party A, establish a joint stock or private company. Party B shall strictly comply with the provisions of the Agreement. No internet bar service shall be provided without an appropriate operational license. Party B shall register with local industrial and commercial authorities as well as open a “Tsingda Learning Center” physical shop with self-raised capitals within three (3) months after signing the Agreement.

Article XIV. Subject to the provisions herein, Party B has the right to set up its own promotional strategies. However, these strategies shall not be implemented until they have been reported to Party A in writing and approved in writing by Party A.

Article XV. Party B shall be fully responsible for the promotion within its territory while Party A may provide assistance by providing promotional programs.

Article XVI. Party B must comply with and maintain the price system of Party A. No change is allowed without approval. In case of violation of the provision in this article, Party A has the right to terminate cooperation with Party B, cancel the using rights of “Tsingda Learning Center” series products purchased by Party B from Party A, and reserve the rights to claim against Party B for any losses resulted thereof.

Article XVII. Party B’s market promotional activities shall comply with the price system of Party A.

Article XVIII. Party B has the right to submit recommended changes to the curriculum according to market conditions for consideration by Party A.

Article XIX. Party B shall not conduct market promotion and sales activities of “Tsingda Learning

Center” series products outside the territory specified herein. Otherwise, Party A has the right to terminate cooperation with Party B, cancel the using rights of “Tsingda Learning Center” series products purchased by Party B from Party A. In addition, Party B shall bear related legal consequences.

Article XX. No copy of “Tsingda Learning Center” series products by Party B without approval shall be allowed. Otherwise, Party B shall pay Party A RMB 100,000 Yuan as penalty. In addition, Party B shall bear related administration and criminal responsibilities thereof.

Article XXI. Party B as “Tsingda Learning Center” service station in _________, shall pay a total amount of RMB _________, among which RMB ________ is for cooperation fees and RMB ________ is for the cards and related products.

Article XXII. Party A shall be responsible for delivering Party B related products with face value of RMB________. The subsequent purchasing shall be conducted and delivered as per the discount rate of Party A. Physical products to be purchased by Party B shall be available at a discount rate with reference to the tag prices.

Article XXIII.    “Tsingda Learning Center” service station of Party B shall use the main page of www.eee114.com for providing products and services of “Tsingda Learning Center”. Party B shall be responsible for any economic or legal consequences resulted from other products or services of Party B. In addition, Party B shall be solely responsible for economic losses from force majeure.

Fees and payment

Article XXIV. Party A shall deliver “Tsingda Learning Center” series products and related market materials ordered by Party B within seven (7) working days after Party B paid up all the fees and payment for the products. Party A shall be responsible for transportation costs of initial delivery and subsequent transportation costs shall be paid by Party B.

Article XXV. During the term of the Agreement, subsequent orders shall be made by “Tsingda Learning Center” Order Form.

Article XXVI. Party A will prepare the products ordered as per the faxed Order Form with signature or seal of Party B. Party B shall transfer related payment for the products to account assigned by Party A within three (3) working days after dispatching the fax. Party A shall deliver the “Tsingda Learning Center” series products ordered by Party B within seven (7) working days after Party B paid up all the payment for the products.

Article XXVII.    Financial information:

Account name: Beijing Tsingda Century Investment Consultant of Education Co., Ltd.

Bank: Beijing Xizhimen Branch, China Construction Bank

Account No.: 1100 1094 0000 5300 0201

Tel: 010-68609285    68609286    68609287

Fax: 010-63331382

Add: Tsingda Century Plaza, Building 39, No.74 Lugu Rd.,Shijingshan District, Beijing

E-mail: xxb@eee114.com

Refund and exchange

Article XXVIII. In case Party B wants to exchange “Tsingda Learning Center” series products with different types of learning cards or physical products for its own reasons, Party A may within the term of the Agreement, provide the opportunity of equal exchange based on purchase price. However, Party B shall be responsible for related transportation costs. In addition, the returned products shall be good for second sale.

Article XXIX. During the term of the Agreement, Party B may request for refunding the “Tsingda Learning Center” series products procured by it because of poor operation. Subject to the conditions of the products, Party A may refund products other than the initial delivery. No refund will be made to cards purchased with favor (including cards purchased or granted).

Confidential

Article XXX. The Parties shall keep confidential each other’s proprietary information involved in the products herein. “Proprietary information” means information obtained by Party B from Party A during the cooperation. Such information was developed, created, and discovered by Party A, or known to Party A, or legally transferred to Party A, and valuable to the business operation of Party A. Proprietary information includes but not limited to business secrets, computer programs, design technologies, proprietary technologies, processes, data, business, product development plan, discount rate, and agent price, and other customer information and other information related to the business of Party A, or confidential information received by Party A from third parties. The Parties acknowledge that Party A owns and will own the proprietary information and the information is extremely important to Party A. Confidential and trust relationships on the proprietary information is the result of the Parties cooperation relationships.

Article XXXI. Party B may not disclose proprietary information to any other third party without written approval of Party A.

Article XXXII. Obligations of the Parties to keep confidential will survive upon termination of the Agreement.

Attribution of rights

Article XXXIII. All rights involved in the products herein shall be reserved by Party A except for those granted by Party A to Party B for using such rights. Otherwise, Party B will not enjoy or claim for any other rights.

Responsibilities for breach of the Agreement

Article XXXIV. The Parties shall perform the Agreement fully and honestly. In case of violation of the Agreement by either Party, the other Party has the right to require the default Party in writing to take corrective measures within a set period. The other Party also has the right to claim compensation from the default Party for any economic losses resulted thereof.

Disclaimer

Article XXXV. Neither Party shall be responsible for the other Party for failing to perform part or whole of the Agreement because of force majeure.

Effective and termination

Article XXXVI. The Agreement shall take effect from the date it is signed and sealed by the Parties.

Article XXXVII. The Agreement will terminate upon:

1. Expiration of the term;

2. The Parties terminate the Agreement earlier with mutual agreement;

3. The Agreement cannot be performed further or is not necessary to be performed because of material default of one Party; the other Party has the right to terminate the Agreement at its option.

Settlement of disputes

Article XXXVIII. Any disputes resulted from implement of the Agreement shall be settled through negotiation. In case no agreement can be reached, either Party may file a lawsuit with a People’s court having jurisdiction in the domicile of Party A.

Other provisions

Article XXXIX. Party B shall pay all payable amount to Party A with three (3) days after the signing of the Agreement (refer to Article           ). Otherwise, the Agreement will terminate automatically.

Article XL. Party B shall sign cooperation agreement with Party A for the second year one (1) month in advance upon fulfillment of the Agreement without any default. In such case, Party A will only charge 10% of the payment for products as resources management fees.

Article XLI. The Agreement was made in two (2) counterparts with one (1) counterpart for each Party. These two (2) counterparts shall have the same legal effects.

Annexes of the Agreement shall govern those not specified herein;

In case of any discrepancy between the Agreement or annexes hereto and the Order Form, the Order Form shall govern;

In case of any discrepancy between the Agreement and annexes hereto, the annexes shall govern;

Article XLII. In case the Parties sign the Agreement remotely, Party B shall send the original signed and sealed Agreement to Party A within thirty (30) days after signing the Agreement. Otherwise, the Agreement signed remotely shall be deemed as void and the faxed Agreement shall automatically terminate. In such case, the payment will not be refunded and learning cards of Party B will become ineffective automatically.

Article XLIII. Anything not mentioned herein shall be decided by the Parties through negotiation.

Party A: Beijing Tsingda Century Investment
Consultant of Education Co., Ltd.

Add: Tsingda Century Plaza, Building 39,
No.74 Lugu Rd.,Shijingshan District, Beijing

Tel: 86-010-68609285 68609286 68609287
Authorized representative of Party A (Seal)

Signed on: Party B: Add: Tel: Representative of Party B (Signature): Signed on: